EXHIBIT 10.2


                               PROMISSORY NOTE


$12,000,000.00                                        New York, New York
	                                                     December 31, 1998


     For value received, Level 8 Systems, Inc., a New York corporation (the "Company"), hereby promises to pay to the order of Liraz Systems Ltd., an Israel corporation, the aggregate principal amount of $12,000,000 on June 30, 2000. The principal amount of this note shall bear simple interest at a rate per annum equal to 12%, payable at maturity. Interest on this note shall be determined on the basis of a 365-day year and the actual number of days elapsed.

     This note may be prepaid, in whole or in part, at any time or from time to time, at the holder's option. In addition, notwithstanding the preceding paragraph, if the Company consummates the Rights Offering (as defined in the agreement between Liraz Systems Ltd. and the Company dated December 31, 1998 (the "Liraz-Level 8 Agreement")) before June 30, 1999, the Company shall pay the holder of this note the amount of the net proceeds of the Rights Offering, to the extent this note shall not have been canceled in payment of the Subscription Price (as defined in the Liraz-Level 8 Agreement). If less than all the outstanding principal and accrued interests are being prepaid or less than all to principal and accrued interest are being cancelled in payment of the Subscription Price, all such prepayments or cancellations, as the case may be, shall be applied first to accrued interest and then to principal.

     Payments shall be made in lawful money of the United States of America at such place as the holder of this note may designate. Any payment required to be made under this note on a Saturday, Sunday or a day on which banks in the state of New York are authorized by law to be closed shall be made on the following business day.

     The holder of this note may declare the unpaid principal and accrued interest on this note due and payable immediately, if any of the following events of default shall have occurred and be continuing:


     A. there shall have been entered any order, judgment or decree by a court of competent jurisdiction for relief in respect of the Company or any of its subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended and in effect, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or any of its subsidiaries, or of all or a substantial part of its property, assets or revenues or ordering the winding-up or liquidation of the Company's or any of its subsidiaries' affairs, and that order, judgment or decree remains unstayed, unbonded and in effect for a period of 90 consecutive days: or


     B. the Company or any of its subsidiaries shall have filed a petition or an answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended and in effect, or any other applicable federal or state bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, liquidation or other similar law, or the Company or any of its subsidiaries shall have consented to the institution of proceedings under any of those laws or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Company or any of its subsidiaries, or of all or a substantial part of its property, assets or revenues or the Company or any of its subsidiaries shall have failed generally to pay its debts as they become due, or the Company or any of its subsidiaries shall have taken corporate action in furtherance of any such action.

     If the holder of this note institutes any action to enforce collection of this note, upon acceleration or otherwise, there shall become due and payable from the Company, in addition to the unpaid principal of and interest on this note, all reasonable costs and expenses of that action (including, without limitation, reasonable attorneys' fees) and the holder of this note shall be entitled to judgment for all such additional amounts.

     No delay or failure on the part of the holder of this note to exercise any right under his note, including, but not limited to, the right to accelerate the amounts due, shall operate as a waiver of that or any other right of the holder of this note, and no right or remedy of the holder of this note shall be deemed abridged or modified by any course of conduct.

     The Company waives presentment, demand for payment, notice of non-payment and all other notices or demands in connection with the delivery, acceptance, performance or default of this note, except as specifically provided in this note.

     The Company irrevocably consents to the non-exclusive jurisdiction of the courts of the state of New York and of the United States District Courts for the Southern District of New York in connection with any action or proceeding arising out of or related to this note.


     This note shall be governed by and construed in accordance with the law of the state of New York applicable to agreements made and to be performed in New York and cannot be changed or terminated orally.



                                       LEVEL 8 SYSTEMS, INC.


                                       By: /s/ Yigal Baruch
                                       Name:   Yigal Baruch
                                       Title:  Chief Financial Officer